UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2008

GRYPHON GOLD CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-127635

(Commission File Number)

92-0185596

(IRS Employer Identification No.)

Suite 810 - 1130 West Pender Street

Vancouver, BC

V6E 4A4

(Address of principal executive offices and Zip Code)

(604) 261-2229

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 20, 2008, the Registrant entered into that certain Option Agreement, effective as of August 22, 2008 (“Effective Date”), by and among the Registrant, Borealis Mining Company, the Registrant’s wholly-owned subsidiary (“Borealis”, and together with the Registrant, “Gryphon”), Richard J. Cavell TTTEE F/T Richard J. Cavell Trust dated 02/23/1994 (the “Cavell Trust”), Hardrock Mining Company (“Hardrock”), and John W. Whitney (“Whitney”, and together with the Cavell Trust and Hardrock, the “Lessors”) (the “Agreement”).

Lessors and J.D. Welsh & Associates, Inc. (“Welsh”) entered into that certain Mining Lease, dated January 24, 1997, as amended on February 24, 1997 (the “Mining Lease”), a Memorandum of which is recorded as Entry 115828 in Book 169 at page 489 in the official records of Mineral County, Nevada. Welsh assigned its interest in the Mining Lease to Newmex Minerals, Inc., which assigned its interest therein to Golden Phoenix Minerals, Inc (“Golden Phoenix”). Golden Phoenix assigned all of its rights, privileges and interest in the Minding Lease to Borealis pursuant to a Purchase Agreement and an Assignment of Mining Lease, each dated January 10, 2005. Gryphon and Lessors entered into a Letter of Intent, dated May 15, 2008, pursuant to which the parties agreed to negotiate the principal terms upon which Gryphon would be granted an irrevocable option to amend the Mining Lease. The Agreement governs the terms and conditions of this option to amend.

Pursuant to the Agreement, Lessors grant Borealis an irrevocable right and option (the “Option”) to amend the Mining Lease in the following ways, upon Borealis’ exercise of the Option and its payment of the exercise price:

(a)

Section 5(D)(I) of the Mining Lease shall be amended and restated in its entirety. Section 5(D)(I) currently reads as follows: “In the event Lessee mines and markets Leased Substances from the Leased Premises, Lessee shall pay to Owner, as a production royalty, a sliding scale percent Net Smelter Return (NSR) royalty equal to the gold price divided by 100.” The amended and restated Section 5(D)(I) shall read: “In the event Lessee mines and markets Leased Substances from the Leased Premises, Lessee shall pay to Owner, as a production royalty, a 5% Net Smelter Return (NSR) royalty.”; and

(b)

If Gryphon conducts condemnation drilling of the leased premises in a manner reasonably satisfactory to Whitney & Whitney, Inc. for the period beginning on the Effective Date and terminating on the second anniversary thereafter, the Initial Term of the Mining Lease (twelve years commencing on January 24, 1997) will be extended by a period of eight years. In determining whether the condemnation drilling is satisfactory, Whitney & Whitney, Inc. shall consider whether Gryphon followed a drilling program that will reasonably condemn property to be used for purposes other than mining and whether the grade of precious metals found in relevant portions of the property subject to condemnation drilling is insufficient to justify further drilling. In the event that the condemnation drilling on the leased premises is not satisfactory to Whitney & Whitney, Inc., after written notice from Whitney & Whitney, Inc. of all deficiencies, Gryphon will have a period of 90 days to cure noted deficiencies.

Upon exercise of the Option and the payment of the exercise price, the amendments to the Mining Lease set forth in subsection (a) above will be irrevocable. Upon satisfactory completion of the condemnation drilling, the amendments to the Mining Lease set forth in subsection (b) above will be irrevocable.

In consideration for granting the Option, and concurrently with the execution of the Agreement, Borealis will pay or cause to be paid $250,000 to Lessors (the “Option Price”). This consideration will be included in the calculation of the exercise price of the Option and is non-refundable in the event Borealis does not exercise the Option.

Borealis may exercise the Option by providing written notice of exercise to Lessors at any time during the twelve-month period following the Effective Date (“Option Term”). The Option Term may be extended by six months beyond the initial twelve-month period if Borealis pays to Lessors a non-refundable, non-deductible cash payment of $125,000, which is not applied to the exercise price of the Option.

Upon the exercise of the Option, Borealis must pay, or cause to be paid, to Lessors an aggregate exercise price of $7,000,000 as follows:

•	the previously paid Option Price of $250,000;
•	Gryphon will pay $1,750,000 in cash;
•	the Registrant will issue an aggregate of 5,000,000 shares of common stock (the “Consideration Shares”) to Lessors at a deemed value of $0.40 per share for an aggregate deemed value of $2,000,000; and
•

(a) the Registrant will issue convertible notes (the “Convertible Notes”) to Lessors in an aggregate principal amount of $3,000,000, with each Convertible Note bearing interest at an annual rate of 5% and payable in equal monthly installments of principal over a term of three years plus accrued interest (the “Installment Payments”); provided however, that if Gryphon provides written notice that it is commencing construction of a mine to place the leased premises into commercial production, the principal portion of the Installment Payments will be deferred for a period of twelve months as long as construction continues; (b) the Convertible Notes will be convertible at the option of the holder into common stock of the Registrant as follows: (i) conversion price of $0.70 through the first anniversary of issuance; (ii) conversion price of $0.80 though the second anniversary of issuance; and (iii) conversion price of $0.90 through the end of the term; provided however that each Lessor may elect, upon written notice to the Registrant within five business days after the Agreement is executed, to accept additional common stock of the Registrant at a price of $0.40 per share in consideration for reducing such Lessor’s pro rata share of the Convertible Note; and (c) if the Registrant defaults on any obligations of the Installment Payments under the Convertible Notes, then after written notice and a cure period of 120 days, the amendment to Section 5(D)(I) of the Mining Lease will be null and void and the royalties paid under the Mining Lease will revert back to the original terms prior to the exercise of the option.

Per subsection (b) in the immediately preceding bullet point, Lessors have elected to accept additional common shares at a price of $0.40 per share in consideration for reducing the Convertible Notes. Lessors have elected to take an additional 2,726,250 common in addition to the base amount of 5,000,000 shares, which reduces the face of the Convertible Notes from $3,000,000 to $1,909,500. The total amount of the Registrant’s common stock issued to Lessors pursuant to the Agreement now stands at 7,726,250 shares.

Item 7.01. Regulation FD

The Registrant issued a press release on August 22, 2008, announcing the material agreement detailed in Item 1.01 above. A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Financial Statements and Exhibits

99.1	Press release dated August 22, 2008*

*The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the r-egistrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gryphon Gold Corporation
(Registrant)

Dated: August 20, 2008	By: /s/ John L. Key
John L. Key President and CEO